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                                                                      EXHIBIT 11

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                                     Three Months Ended March 31,
                                                                   ----------------------------------
                                                                       1996                  1995
                                                                   ------------         -------------
                                                                (in thousands, except per share amounts)
Primary Earnings Per Share
- --------------------------
    Income available to common shareholders:
    ----------------------------------------
    Income from continuing operations . . . . . . . . . . . . .    $    18,958          $     12,824
    Less: Loss from discontinued operations   . . . . . . . . .         (1,119)                 (128)
                                                                   -----------          ------------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    17,839          $     12,696
                                                                   ===========          ============

    Weighted average number of common and
    common equivalent shares:
    ----------------------------------------
    Average common shares outstanding . . . . . . . . . . . . .         27,850                27,258
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .            868                   904
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .          3,230                    -
                                                                   -----------          ------------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .         31,948                28,162
                                                                   ===========          ============

    Earnings (loss) per share:
    --------------------------
    Income from continuing operations . . . . . . . . . . . . .    $       .59          $        .46
    Loss from discontinued operations . . . . . . . . . . . . .           (.03)                 (.01)
                                                                   -----------          ------------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $       .56          $        .45
                                                                   ===========          ============

Fully Diluted Earnings Per Share
- --------------------------------
    Income available to common shareholders:
    ----------------------------------------
    Income from continuing operations . . . . . . . . . . . . .    $    18,958          $     12,824
    Less: Loss from discontinued operations   . . . . . . . . .         (1,119)                 (128)
                                                                   -----------          ------------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    17,839          $     12,696
                                                                   ===========          ============

    Weighted average number of common and
    all dilutive contingent shares:
    ----------------------------------------
    Average common shares outstanding . . . . . . . . . . . . .         27,850                27,258
    Add:  Dilutive effect of stock options after
            application of treasury stock method  . . . . . . .            965                   988
          Dilutive effect of preferred stock
            after application of "if converted" method  . . . .          3,910                     -
                                                                   -----------          ------------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .         32,725                28,246
                                                                   ===========          ============

    Earnings (loss) per share:
    --------------------------
    Income from continuing operations . . . . . . . . . . . . .    $       .58          $        .46
    Loss from discontinued operations . . . . . . . . . . . . .           (.03)                 (.01)
                                                                   -----------          -------------
    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $       .55          $        .45
                                                                   ===========          ============


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